EXHIBIT 5.1

Tel +1.713.758.2222 Fax 713.758.2346

May 17, 2019
Western Midstream Partners, LP
Western Midstream Operating, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Ladies and Gentlemen:
We have acted as counsel to Western Midstream Partners, LP, a Delaware limited partnership (“WES”), and Western Midstream Operating, LP, a Delaware limited partnership (“WES Operating” and together with WES, the “Issuers”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) in connection with the registration by the Issuers under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by WES or WES Operating, as applicable, from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partner interests in WES (the “Common Units”);

(2) preferred units representing limited partner interests in WES (the “Preferred Units”); and

(3) debt securities of WES Operating, which may be either senior debt securities or subordinated debt securities, in each case in one or more separate series (the “Debt Securities”).

The Common Units, Preferred Units and Debt Securities are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We have examined the Registration Statement, including the Prospectus, the Indenture dated as of May 18, 2011, among WES Operating, WES Operating’s former subsidiary guarantors and Wells Fargo Bank, National Association, as trustee (the “Senior Indenture”), incorporated by reference as an exhibit to the Registration Statement, the Form of Subordinated Debt Indenture for WES Operating incorporated by reference as an exhibit to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), the First Amended and Restated Agreement of Limited Partnership of WES, as heretofore amended (the “WES Partnership Agreement”), the Third Amended and Restated Agreement of Limited Partnership of WES Operating, and the Certificate of Limited Partnership of WES and the Certificate of Limited Partnership of WES Operating, each as heretofore amended and each filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) in connection with the formation of the applicable Issuer, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have

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reviewed certain certificates of officers of each Issuer and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii) a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Issuer offering such Securities and the other parties thereto; and

(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (i) WES has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by WES upon payment of the consideration therefor or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the WES Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus and the applicable Prospectus Supplement).

(2) With respect to the Preferred Units, when (i) WES has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by WES upon payment of the consideration therefor or provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the WES Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the DRULPA and as described in the Prospectus and the applicable Prospectus Supplement).

(3) With respect to the Debt Securities, when (i) WES Operating has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) in the case of subordinated Debt Securities, the Subordinated Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such subordinated Debt Securities have been authorized, executed and delivered by the parties thereto with the terms of such subordinated Debt Securities having been set forth in such Indenture or supplemental indenture and, in the case of senior Debt Securities, when any supplemental indenture relating to such senior Debt Securities has been authorized, executed and delivered by the parties thereto with the terms of such senior Debt Securities having been set forth in such supplemental indenture; (iii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by WES Operating upon payment of the consideration therefor or provided for therein, then the Debt Securities will be legally issued and will constitute valid and legally binding obligations of WES Operating enforceable against WES Operating in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(2) We have assumed, without independent verification, that the certificates for the Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Units.

(3) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(4) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(5) This opinion is limited in all respects to federal laws, the laws of the State of New York and the DRULPA.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.